Exhibit 10.7

SIXTH AMENDMENT

M/I HOMES, INC. 401(k)
PROFIT SHARING PLAN

AMENDMENT FOR
FINAL REGULATIONS UNDER SECTIONS 401(k) AND 401(m)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

ARTICLE I
PREAMBLE

The amendments to the Plan set forth in Article II below are adopted in order to conform the Plan to the provisions of final regulations issued under Section 401(k) and, where necessary, Section 401(m) of the Internal Revenue Code of 1986, as amended that were published in the Federal Register on December 29, 2004. This amendment is intended to constitute good faith compliance with the requirements of the regulations. Unless separately stated, this amendment shall be effective with respect to Plan Years beginning after December 31, 2005.

ARTICLE II

The Plan shall be amended as follows:

1. The first sentence of Section 2.02(b) shall be deleted in its entirety and the following shall be substituted therefor:

The Employer may in its sole discretion make fully vested qualified non-elective contributions to the Plan that will be allocated to the Section 401(k) Accounts of one or more Participants who are Non-Highly-Compensated Employees in such amounts as the Employer directs, but limited to amounts that will not be treated as disproportionate contributions, as defined in Treasury Regulation 1.401(k)-2(a)(6)(iv)(B).

2. The following shall be added to the end of Section 3.03(a):

Notwithstanding the foregoing, commencing on and after January 1, 2006, gain or loss shall include the allocable gain or loss for the period between the end of the taxable year and the date of distribution to the Participant to the extent that the Participant would have otherwise received the gain or loss for such period if the Participant’s entire Account were distributed.

3. The following shall be added to the end of the first paragraph of Section 3.03(c):

However, qualified non-elective contributions that are taken into account under the current year testing method for a year may not be taken into account for the prior year testing method for the next year.

4. The following shall be added to the end of the first paragraph of Section 3.03(d):

If the plans mentioned in the preceding sentence have different plan years, then all elective contributions made to all such plans during the Plan Year being tested shall be treated as Section 401(k) Contributions under this Plan without regard to the plan years of the other plans.

5. The following shall be added to the end of Section 3.03(f):

Notwithstanding the foregoing, effective for Plan Years commencing on and after January 1, 2006, gain or loss shall include the allocable gain or loss for the period between the end of the Plan Year and the date of distribution to the Participant to the extent that the Participant would have otherwise received the gain or loss for such period if the Participant’s entire Account were distributed.

6. The following shall be added to the hardship events set forth in Section 9.02(b):

(v) effective for Plan Years commencing on and after January 1, 2006, payment of burial or funeral expenses for the Participant’s deceased parents, spouse, children or dependents [as defined in Code Section 152 and without regard to Code Section 152 (d)(1)(B)]; or

(vi) effective for Plan Years commencing on and after January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds the 10% of adjusted gross income requirement).

7. In the first paragraph of Section 15.02, the phrase “‘successor plan’ within the meaning of Treasury Regulation 1.401(k)-(d)(3)” shall be replaced with “‘alternative defined contribution plan’ [as defined in Treasury Regulation 1.401(k)-1(d)(4)].”

8. The following shall be added to the end of the first paragraph of the definition of “Enrollment Election” set forth in Section 21:

Except for occasional, bona fide administrative considerations, the deferral of Section 401(k) Contributions cannot precede  the performance of services with respect to which the contributions relate, or when the compensation subject to the deferral is paid, if earlier (such as in the case of a signing bonus). In addition, an Enrollment Election can only be made with respect to amounts that are not currently available to the Participant on the date of the election.

IN WITNESS WHEREOF, this amendment shall be effective as of the dates set forth above.

M/I HOMES, INC.

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